Exhibit 99.1

Athena Consumer Acquisition Corp. to Adjourn Special Meeting of Stockholders and Special Meeting of Warrant Holders Until September 28, 2023

New York, NY, Sept. 15, 2023 (GLOBE NEWSWIRE) -- Athena Consumer Acquisition Corp. (“Athena”) (NYSE American: ACAQ.U, ACAQ, ACAQ WS) announced today that Athena intends to convene and then adjourn, without conducting any business, (1) the special meeting of its stockholders (the “Special Meeting”), scheduled to occur on Thursday, September 21, 2023, at 10:00 a.m., Eastern Time, until Thursday, September 28, 2023, at 1:00 p.m., Eastern Time, and (2) the special meeting of its warrant holders (the “Warrant Holders Meeting” and, together with the Special Meeting, the “Special Meetings”), scheduled to occur on Thursday, September 21, 2023, at 10:30 a.m., Eastern Time, until Thursday, September 28, 2023, at 1:30 p.m., Eastern Time, each to be held virtually, pursuant to the determination of the chairperson of the Special Meetings. The Special Meetings are being held to vote on the proposals described in Athena’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2023 (the “definitive proxy statement”), relating to its proposed business combination (the “Business Combination”) with Next.e.GO Mobile SE (“e.GO”), Next.e.GO B.V., a wholly-owned subsidiary of e.GO (“TopCo”), and Time is Now Merger Sub, Inc., a wholly-owned subsidiary of TopCo (“Merger Sub”). Athena and e.GO expect to close the Business Combination shortly after the Special Meetings, subject to the approval of Athena’s stockholders at the Special Meeting and other closing conditions.

In connection with the adjournment of the Special Meetings, Athena has extended the deadline by which holders of Athena’s shares of Class A common stock may request that Athena redeem all or a portion of such shares for cash if the Business Combination is consummated to Tuesday, September 26, 2023, at 5:00 p.m., Eastern Time (two business days prior to the adjourned Special Meeting), in accordance with the procedures described in the definitive proxy statement.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, TopCo has filed with the SEC a registration statement on Form F-4 on March 13, 2023 (as amended, the “Registration Statement”), which includes a proxy statement/prospectus, and certain other related documents. The Registration Statement has not yet been declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Athena will send to its stockholders and warrant holders in connection with the Business Combination. Athena’s stockholders, warrant holders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement, the amendments thereto and, when available, the definitive proxy statement/prospectus, as these will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/final prospectus will be mailed to stockholders and warrant holders of Athena of record as of August 28, 2023 when available. Stockholders and warrant holders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: 442 5th Avenue, New York, NY, 10018.

Participants in the Solicitation

Athena, e.GO, TopCo and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Athena’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Athena’s directors and officers in Athena’s filings with the SEC, and such information and names of e.GO’s directors and executive officers is also contained in the Registration Statement, and is available free of charge from the sources indicated above.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Athena, e.GO, and TopCo’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the level of redemptions by Athena’s public stockholders, the timing of the completion of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Athena, e.GO, and TopCo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Athena, e.GO, and TopCo.

These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders or warrant holders of Athena or e.GO is not obtained; (iii) failure to realize the anticipated benefits of the proposed Business Combination; (iv) risks relating to the uncertainty of the projected financial information with respect to e.GO; (v) the outcome of any legal proceedings that may be instituted against Athena and/or e.GO following the announcement of the Business Combination; (vi) future global, regional or local economic and market conditions; (vii) the development, effects and enforcement of laws and regulations; (viii) e.GO’s ability to grow and achieve its business objectives; (ix) the effects of competition on e.GO’s future business; (x) the amount of redemption requests made by Athena’s public stockholders; (xi) the ability of Athena or the combined company to issue equity or equity-linked securities in the future; (xii) the ability of e.GO and Athena to raise interim financing in connection with the Business Combination; (xiii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xiv) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation, (xv) costs related to the Business Combination, (xvi) the impact of a sustained outbreak of COVID-19 and (xvii) those factors discussed under the heading “Risk Factors” and in the documents filed, or to be filed, by Athena and TopCo with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

There may be additional risks that neither e.GO nor Athena presently know or that e.GO and Athena currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect e.GO’s and Athena’s expectations, plans or forecasts of future events and views as of the date of this communication. e.GO and Athena anticipate that subsequent events and developments will cause e.GO’s and Athena’s assessments to change. However, while e.GO and Athena may elect to update these forward-looking statements at some point in the future, e.GO and Athena specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing e.GO’s and Athena’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Athena

Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS), incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Athena is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

About e.GO

Headquartered in Aachen, Germany, e.GO designs and manufactures battery electric vehicles for the urban environment, with a focus on convenience, reliability and affordability. e.GO has developed a disruptive solution for producing its electric vehicles using proprietary technologies and low cost MicroFactories, and has vehicles already on the road today. e.GO is helping cities and their inhabitants improve the way they get around and is making clean and convenient urban mobility a reality. Visit https://www.e-go-mobile.com/ to learn more.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an applicable exemption from the registration requirements thereof.

MEDIA CONTACT:

Libbie Wilcox

Bevel PR

Athena@bevelpr.com